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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 1 to Registration Statement (Nos. 333-59567 and 333-59567-01) of our reports dated July 15, 1997 on our audits of the financial statements and financial statement schedules of Yorkshire Electricity Group plc and Yorkshire Power Group Limited. We also consent to the references to us under the captions "Selected Consolidated Financial Data" and "Experts".

Deloitte & Touche
Leeds
United Kingdom

August 19, 1998